Exhibit 10.2

ADDENDUM 1

TRANSITION AGREEMENT AND MUTUAL RELEASE

The parties to the Transition Agreement and Mutual Release (hereinafter, the “Release Agreement”) dated June 13, 2017 are MOBILE MINI, INC., a Delaware corporation, and its affiliates, parents, successors, predecessors, and subsidiaries (collectively, “Employer”) and MARK E. FUNK (“Employee”).

Employer and Employee agree to amend Section 2(a) of the Release Agreement as follows:

Employee’s separation from employment with Employer is effective on July 31, 2017 (the “Separation Date”).  During the period from the Effective Date through the Separation Date (the “Transition Period”), Employee shall (i) continue to devote his full-time and effort to the performance of his duties as Chief Financial Officer and Executive Vice President of the Company, including required business travel; and (ii) transition his responsibilities to such other person(s) that the Company designates. Effective as of the Separation Date, Employer and Employee hereby terminate the Employment Agreement and each Party hereby releases the other Party from any further obligation under the Employment Agreement, with the exception of the continuing obligations outlined herein.

Employer and Employee agree that Exhibit A to the Release Agreement shall be amended to reflect the new Separation Date. An amended form of Exhibit A is attached hereto.

All other terms and conditions of the Release Agreement shall remain the same.

Acknowledged and agreed to by:

MARK E. FUNK

/s/ Mark E. Funk	DATE:	6/12/17

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner

Its:	Christopher J. Miner	DATE:	6/13/17

Sr. Vice President & General Counsel

Exhibit A

AMENDED SECOND RELEASE

MOBILE MINI, INC., a Delaware corporation, and its affiliates, parents, successors, predecessors, and subsidiaries (collectively, “Employer”) and MARK E. FUNK (“Employee”) entered into a Transition Agreement and Mutual Release in April 2017 (“Agreement”).

WHEREAS, Employee understands and agrees that he may not execute this Second Release until after the Separation Date set forth in Addendum 1 to the Agreement (i.e., July 31, 2017).

NOW, THEREFORE, in exchange for the consideration provided for in the Agreement, Employee agrees as follows:

1.General Release.

(a) Employee and heirs, executors, administrators, agents, beneficiaries, successors in interest and assignees hereby release, waive and forever discharge, Employer and any past, present, or future owners, shareholders, directors, officers employees, attorneys, agents, insurers, partners, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, successors, affiliates and assigns of Employer and any other persons, firms, corporations, or entities with which Employer has been, is now, or may hereafter be affiliated (hereinafter the “Released Parties”), from any and all existing claims, demands, grievances, or lawsuits, whether known or unknown, that involve or arise from the employment relationship between Employee and Employer, or the termination of that relationship prior to the Effective Date of this Second Release.

Without limiting in any way the foregoing general release, this release specifically includes, but is not limited to, claims, demands, or lawsuits that arise under any of the following laws or regulations:  Title VII of the Civil Rights Act of 1964, as amended; Section 1981 of the Civil Rights Act of 1866; Equal Pay Act; the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement Income Security Act, as amended; the Americans with Disabilities Act, as amended; the Family and Medical Leave Act, as amended; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Sarbanes-Oxley Act; the False Claims Act; the Arizona Civil Rights Act, as amended; the Arizona Employment Protection Act, as amended; Arizona wage statutes; the Arizona Medical Marijuana Act; any other federal, state, or local constitution, statute, ordinance, or regulation; or any other theory of recovery including, but not limited, to claims for breach of contract, wrongful discharge, and any tort or other claim of personal injury. Employee’s release includes any and all existing claims that in any way involve or arise from the employment relationship between Employee and Employer that exist as of the Employee’s execution of this Second Release, even if the facts and/or legal theories supporting those claims are unknown to Employee at this time.

(b)Employee agrees that he will not bring a lawsuit against Employer and Released Parties asserting any of the claims released in this Second Release. Employee acknowledges and agrees that this Second Release may be pled as a complete bar to any action or suit before any court or adjudicative body with respect to any complaint or claim arising under any federal, state, local or other law relating to any possible claim that existed or may have existed as a result of Employee’s employment or termination with Employer.

Nothing in this Second Release is intended to limit or impair in any way Employee’s right to file a charge with the U.S. Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), or any similar, federal, state or local agencies, or Employee’s right to participate in any such charge filed with such agencies and to recover any appropriate relief in any such action. However, Employee waives any right to any personal recovery in any action or proceeding that may be commenced on Employee’s behalf in any way arising out of or relating to the matters released in this Second Release. This Second Release shall not preclude Employee from bringing a charge or suit to challenge the validity or enforceability of this Second Release under the Age Discrimination in employment Act (29 U.S.C. § 620, et seq.) as amended by the Older Workers Benefit Protection Act.

Employee affirmatively represents that he has disclosed to Employer any and all facts of which he is aware that relate to any purported wrongdoing related to or pertaining in any way to Employer and the Released Parties and that he is not aware of any facts or allegations that have not been disclosed to Employer.  Employee also affirmatively represents that he is not aware of any claims he is not releasing through this Second Release.

(c)Employee further affirms that Employee has received all leave (paid or unpaid) compensation, wages, bonuses, commissions and benefits that are due to Employee by Employer under the Employment Agreement and that no other leave (paid or unpaid) compensation, wages bonuses, commissions and/or benefits are due to Employee under the Employment Agreement or in connection with Employee’s employment with Employer.

(d)The waivers and releases contained herein do not waive and release any rights Employee is precluded from waiving under any applicable law, rule or regulation.

(e)Employer hereby releases, waives and forever discharges, Employee and heirs, executors, administrators, agents, beneficiaries, successors in interest and assignees of and from, any and all claims growing out of, resulting from, or connected in any way to Employee’s employment with Employer and/or Employee’s separation from employment with the Employer.

(f)As a result of and in connection with the general statements of release of claims above, the Parties intend that each Party is releasing, waiving and discharging any and all claims and demands, known or unknown, and all manner of action and actions, causes of action, suits, administrative proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, torts, trespasses, damages, judgments, executions, warranties, claims and demands whatsoever, in law or in equity, which each Party ever had or now has or in the future may have against the other Party, by reason of any matter, cause or thing whatsoever arising at any time up to the date of the  Effective Date of  this Second Release.

2.Age Discrimination in Employment Act; Older Workers Benefit Protection Act of 1990. Employee acknowledges and agrees that, by entering into this Second Release, Employee is waiving any and all rights or claims that Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, arising on or before the Effective Date.  Employee further expressly agrees that:

(a)Employee is knowingly and voluntarily releasing and waiving any rights or claims of discrimination under the ADEA, but is not waiving rights or claims that may arise after the date Employee signs this Second Release;

(b)Employee has been given the opportunity and has in fact read this entire Second Release and has had all questions regarding its meaning answered to Employee’s satisfaction;

(c)Employee was advised and hereby is advised in writing to seek independent legal advice and/or counsel of Employee’s own choosing prior to the execution of this Second Release;

(d)Employee fully understands the contents of this Second Release and understands that it is a FULL WAIVER OF ALL CLAIMS against the Released Parties given in return for valuable consideration, which is in addition to anything of value to which Employee  is already entitled; and

(e)Employee enters into this Second Release knowingly and voluntarily in exchange for the promises referenced herein AND THAT NO OTHER REPRESENTATIONS HAVE BEEN MADE TO EMPLOYEE TO INDUCE OR INFLUENCE EMPLOYEE’S EXECUTION OF THIS SECOND RELEASE.

3.Periods for Considering and Revoking Agreement and Second Release.  Employee acknowledges that he has been given at least 21 days to consider this Second Release. Employee agrees that, if Employee signs this Second Release before the end of the above 21-day period, Employee’s signature is intended to waive Employee’s right to consider the Second Release for 21 days. If Employee fails to sign this Second Release within the 21-day review period described above, this Second Release is withdrawn. The parties agree that Employee may revoke this Second Release at any time within seven (7) days after signing the Second Release by written notice, delivered by certified mail, to the below address. The parties acknowledge and agree that this Second Release is not effective or enforceable until it is returned to Employer and the 7-day revocation period has expired (“Effective Date”). Notice of revocation must be delivered in writing to Employer no later than the seventh day of the revocation period to: Christopher Miner, Senior Vice President & General Counsel, 4646 E. Van Buren, Suite 400, Phoenix, Arizona, 85008.

Acknowledged and agreed to by:

MARK E. FUNK	DATE